            AMENDMENT NO. 1 TO THE TECHNOLOGY LICENSE AGREEMENT

Pursuant to Section 9.4 ("Amendments and Waivers") of the Technology License Agreement, the parties agree to amend the Technology License Agreement as follows:

     IN SECTION 1.4 THE FOLLOWING CHANGES ARE MADE: Subparagraph (ii) is deleted and replaced with the following: "(ii) detection equipment for all applications related to locating weapons, explosives, currency, narcotics or other similar items in checked baggage, carry-on baggage, mail, freight, parcels and other containers or other similar applications; and (iii) log scanning.

     ADD A NEW SECTION 1.9: "Acquiror" means any party or entity who, after the Effective Date of this Agreement, directly or indirectly acquires or obtains control of substantially all of the assets or capital securities of a party, whether by merger, acquisition, or otherwise.

     IN SECTION 2.1, THE FOLLOWING CHANGES ARE MADE: (a) delete the word "perpetual" in line 2. and (b) at the end of the first paragraph in Section
2.1 add "Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed to grant to Licensee a license to the Confidential Information or Patents of an Acquiror of Imatron or any Affiliate of such Acquirior other than those held by Imatron or an Affiliate of Imatron immediately prior to the effective date of the transaction by which that party becomes an Acquiror."

     IN SECTION 2.2 THE FOLLOWING CHANGES ARE MADE: (a) delete the word "perpetual" in line 2. and (b)at the end of the section add "Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed to grant to Imatron a license to the Confidential Information or Patents of an Acquiror of Licensee or any Affiliate of such Acquirior other than those held by Licensee or an Affiliate of Licensee immediately prior to the effective date of the transaction by which that party becomes an Acquiror."

     IN SECTION 6.1, THE FOLLOWING CHANGES ARE MADE: (a) after the words "written sublicenses" and before the words "under the technology rights" in the third line of the section, insert the following phrase (including the punctuation): ", either royalty bearing or royalty-free, without the right to sublicense further," and (b) delete the phrase "and shall require that further sublicenses also contain such provisions" in the last two lines of the section.

     IN SECTION 6.2, THE FOLLOWING CHANGES ARE MADE: (a) delete the phrase "or by any sublicensee of the Sublicensing Party" in the section's fifth line and (b) delete the phrase "and shall require that further sublicenses also contain such provisions" in lines thirteen and fourteen.

     IN SECTION 6.3, THE FOLLOWING CHANGE IS MADE: delete the phrase "or by any sublicensee of the Sublicensing Party" in the second and third lines of the section.

     ADD A NEW SECTION 6.4: "IMPLIED SUBLICENSES. Licensee may sell, lease or give away a product that embodies the Confidential Information or the Imatron Patents, and Imatron may sell, lease or give away a product that embodies the Licensee Confidential Information or the Licensee Patents, without granting a sublicense under Sections 6.1, 6.2 and 6.3 of this

Agreement; provided that the terms of such a sale, lease or gift limit the use of any technology licensed under this Agreement solely to the operation of the purchased product."

     IN SECTION 8.1 THE FOLLOWING CHANGES ARE MADE: Delete "TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated at any time by and in accordance with" and replace with "TERMINATION. This Agreement shall terminate ten years after the execution of the Joint Research Effort Between InVision Technologies, Inc. and Imatron, Inc. Unless sooner terminated
by...."

     IN SECTION 8.3 THE FOLLOWING CHANGES ARE MADE: at the end of the section add: "The termination of this Agreement shall not terminate any sublicense implied by a product sale under Section 6.4 of this Agreement."

     IN SECTION 9.3, THE FOLLOWING CHANGE IS MADE: after the words "all of its business or assets" in lines eight and nine insert the following phrase (including punctuation): ", in which event no intellectual property of such succeeding party other than the intellectual property acquired by such succession shall be subject to the rights and licenses granted herein".

     Signed and effective on July 12, 1999 by the parties named below.

INVISION TECHNOLOGIES, INC.                   IMATRON, INC.


By:    /s/ Sergio Magistri                    By:     /s/ S. Lewis Meyer
--------------------------------              -----------------------
        Sergio Magistri                               S. Lewis Meyer
        President and Chief                           President and Chief
        Executive Officer                             Executive Officer